As filed with the Securities and Exchange Commission on June 4, 2007

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                                                   Registration No. 333-133420
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


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                                  VERNALIS plc
             (Exact Name of Registrant as Specified in Its Charter)


England and Wales                                                 None
(State or Other Jurisdiction of                               (IRS Employer
Incorporation or Organization)                            Identification Number)

                        Oakdene Court, 613 Reading Road,
                          Winnersh, Berkshire RG41 5UA,
                                 United Kingdom
   (Address, including zip code, of registrant's principal executive offices)


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                  Vernalis plc Discretionary Share Option Plan
                            (Full Title of the Plans)


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                              CT Corporation System
                                111 Eighth Avenue
                                   13th Floor
                               New York, NY 10011
                                 (212) 894-8940
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


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                           Copy of Communications to:

       John Slater                                     Richard C. Morrissey
       Vernalis plc                                   Sullivan & Cromwell LLP
Oakdene Court, 613 Reading Road                         1 New Fetter Lane
 Winnersh, Berkshire RG41 5UA                           London EC4A 1AN
       United Kingdom                                    United Kingdom
   (011) (44) 118 977 3133                           (011) (44) 20 7959 8900

              EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

     This post-effective  amendment relates to Registration  Statement
No. 333-133420 (the "Registration Statement"), filed April 20, 2006, registering 986,000 ordinary shares of 5p each (the "Ordinary Shares") of Vernalis plc (the "Company") for the Vernalis plc Discretionary Share Option Plan.

     The Company intends to file a Form 15F on the date hereof to terminate the registration of its Ordinary Shares, including the American Depositary Shares that represent them, under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Winnersh, Berkshire, England on June 4, 2007.

                                      Vernalis PLC

                                      By:    /s/ A.J. Weir
                                            ------------------------------------
                                              Name:  Anthony J. Weir
                                              Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by or on behalf of the following persons in the capacities indicated as of June 4, 2007:


Signature                                   Title

         *                                  Executive Chairman
Name:    Peter Fellner

         *                                  Chief Executive Officer
Name:    Simon Sturge

/s/ A.J. Weir                               Chief Financial Officer and
Name:    Anthony J.  Weir                    Principal Accounting Officer

         *                                  Director
Name:    John Slater

         *                                  Director
Name:    John Hutchinson

         *                                  Non-executive Director
Name:    George Kennedy

         *                                  Non-executive Director
Name:    Carol Ferguson

         *                                  Non-executive Director
Name:    Peter Read

         *                                  Non-executive Director
Name:    Allan Baxter

                                            Non-executive Director
Name:    Ian Clark

/s/ Sylvia McBrinn_________         Authorized Representative in the
Name:    Sylvia McBrinn               United States


* By:    /s/ A.J. Weir________      Attorney-in-Fact
         Name:  Anthony J. Weir